Exhibit 99.1

Cartesian Reports Fourth Quarter and Full Year 2016 Financial Results

Overland Park, KS – March 29, 2017 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Q4 2016 Operational Highlights

•	Signed agreements with two new logos in North America

•	Completed initial delivery of significant revenue analytics customer

•	Renewed largest analytics customer for third year of service

•	Reported substantial growth in number of new regulatory-based projects

•	Substantial cost mitigation initiatives implemented

Q4 2016 Financial Highlights (results compared to the same year-ago quarter)

•	GAAP revenues were $15.2 million compared to $22.2 million

•	Non-GAAP revenues (on a constant currency basis) were $16.9 million (see reconciliations to GAAP, below)

•	Gross margin improved to 34% compared to 26%

•	GAAP loss from operations was $0.4 million, an improvement from GAAP loss from operations of $2.5 million

Management Commentary

Cartesian CEO Peter Woodward commented, “The fourth quarter is our seasonally slowest quarter, and I am pleased we were able to report positive non-GAAP adjusted income from operations for the second quarter in a row. We signed two agreements for new North American customers, and were encouraged by the breadth of customer activity in EMEA, laying a foundation for improved future revenue trends. Overall, our mix of business has shifted significantly during 2016, especially in EMEA, a positive indication of potential future profitability.

“We are committed to ongoing cost management in order to drive improved operating profitability. Over time, we plan to invest in the business to add key talent in growth areas and sales capacity to broaden our customer base, both within and outside of our current logos.”

Q4 2016 Financial Results

Revenues in the fourth quarter of 2016 decreased by 32% to $15.2 million from $22.2 million in the same year–ago period. The decrease was primarily due to a large customer engagement in North America during the fourth quarter of 2015 that was substantially completed as scheduled during the first half of fiscal 2016. The decrease was also partially due to the impact of a $1.7 million unfavorable change in foreign currency exchange rates.

On a non-GAAP constant currency basis, revenues in the fourth quarter of 2016 were $16.9 million, a decrease of 24% from $22.2 million in the same year-ago period (see reconciliation to GAAP, below).

Exhibit 99.1

Gross margin improved to 34% in the fourth quarter of 2016 compared to 26% in the fourth quarter of 2015 primarily due to an inventory adjustment of $2.1 million in the fourth quarter of 2015. Gross profit decreased 11% to $5.2 million in the fourth quarter of 2016 compared to $5.9 million in the fourth quarter of 2015. The decrease in gross profit was primarily due to lower revenues and unfavorable project mix in North America.

Selling, general and administrative expenses in the fourth quarter of 2016 were $5.6 million (37% of revenues), a 33% decrease, compared to $8.4 million (38% of revenues) in the fourth quarter of 2015. The decrease in selling, general and administrative expenses was primarily due to lower compensation (largely driven by lower head-count) and other related expenses. The decrease was also partially affected by the impact of the change in foreign currency exchange rates.

GAAP loss from operations in the fourth quarter of 2016 totaled $0.4 million, an improvement from GAAP loss from operations of $2.5 million in the fourth quarter of 2015.

Non-GAAP adjusted income from operations in the fourth quarter of 2016 totaled $0.3 million, as compared to non-GAAP adjusted income from operations of $0.3 million in the fourth quarter of 2015 (see reconciliation to GAAP, below).

GAAP net loss for the fourth quarter of 2016 was $0.1 million, or $0.01 per diluted share, an improvement from a GAAP net loss of $2.8 million, or $0.32 per diluted share in the fourth quarter of 2015.

Non-GAAP adjusted net loss for the fourth quarter of 2016 totaled $0.3 million or $0.03 per diluted share, compared to a non-GAAP adjusted net loss of $11,000, or $0.00 per diluted share in the same year-ago period (see reconciliation to GAAP, below).

Fiscal Year 2016 Financial Results

Revenues for fiscal year 2016 decreased by 8% to $71.7 million from $78.3 million in fiscal 2015. The decrease was primarily due to a large customer engagement in North America during the second half of 2015 that was substantially completed as scheduled during the first half of fiscal 2016. The decrease was also partially due to the impact of a $4.1 million unfavorable change in foreign currency exchange rates.

On a non-GAAP constant currency basis, revenues in fiscal year 2016 were $75.8 million, a decrease of 3% from $78.3 million in fiscal 2015 (see reconciliation to GAAP, below).

Gross profit decreased 4% to $24.6 million (34% of revenues) in fiscal year 2016 compared to $25.7 million (33% of revenues) in fiscal year 2015. The decrease in gross profit was primarily due to lower revenues and unfavorable project mix in North America.

Selling, general and administrative expenses, excluding goodwill impairment of $10.8 million, in fiscal year 2016 were $27.6 million (39% of revenues), a 13% decrease, compared to $31.9 million (41% of revenues) in fiscal year 2015. The decrease in selling, general and administrative expenses excluding the goodwill impairment was primarily due to lower compensation (largely driven by lower head-count) and other related expenses. The decrease was also partially affected by the impact of the change in foreign currency exchange rates.

GAAP loss from operations in fiscal year 2016 totaled $13.8 million, compared to GAAP loss from operations of $6.2 million in fiscal year 2015. Excluding the goodwill impairment of $10.8 million, our loss from operations in fiscal year 2016 totaled $3.0 million and excluding the inventory impairment of $2.4 million, our loss from operations in fiscal year 2015 totaled $3.8 million.

Non-GAAP adjusted income from operations in fiscal year 2016 totaled $0.2 million, an improvement from a non-GAAP adjusted loss from operations of $21,000 in fiscal year 2015 (see reconciliation to GAAP, below).

Exhibit 99.1

GAAP net loss in fiscal year 2016 was $13.9 million, or $1.61 per diluted share, compared to a GAAP net loss of $7.7 million, or $0.91 per diluted share in fiscal 2015.

Non-GAAP adjusted net loss for fiscal 2016 totaled $0.8 million or $0.09 per diluted share, a slight improvement from a non-GAAP adjusted net loss of $0.9 million, or $0.10 per diluted share for fiscal 2015 (see reconciliation to GAAP, below).

In the fourth quarter of 2016, the Company adopted a FASB accounting standard that requires management to assess conditions or events that raise substantial doubt about an entity's ability to continue as a going concern within one year after the financial statements are issued. As previously disclosed, the Company has a note outstanding to an affiliate of Elutions, Inc. in the principal amount of $3.3 million, which matures in March 2019 but which may be called for redemption by Elutions at any time upon 30 days notice. If the Elutions note is called for redemption, the Company believes it would need to raise additional debt or equity financing to redeem the Elutions note and to continue to fund operations. Although management has no reason to currently expect the Elutions note to be called, management has concluded under the new accounting standard that there is substantial doubt about the Company's ability to continue as a going concern if the Company is unable to arrange financing sufficient to pay off the Elutions note upon a call for redemption. However, the Company currently expects that such financing can be obtained if necessary, subject to market conditions and the Company's financial condition at the time the Company seeks such financing.

At year-end, cash and cash equivalents totaled $4.1 million, as compared to $4.2 million at the end of the prior quarter. Management believes that, if the Elutions note is not called for redemption, the Company's current cash position, cash generated from operations, and working capital funding available from its accounts receivable arrangements, will be sufficient to meet the Company's cash requirements over the next 12 months.

Conference Call
Cartesian management will hold a conference call today (March 29, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Wednesday, March 29, 2017
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-425-9470
International dial-in: 1-201-389-0878

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 29, 2017.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13656982

Exhibit 99.1

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Exhibit 99.1

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled "Reconciliation of GAAP Loss from Operations to Non-GAAP Adjusted Income (Loss) from Operations and GAAP Net Loss to Non-GAAP Adjusted Net Loss" and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues”. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including non-cash goodwill impairment, certain non-cash benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the fourth quarter of fiscal 2016 and for the 2016 fiscal year on a constant currency basis, the Company applied average foreign exchange rates from the comparable period of the prior fiscal year to the Company's foreign-denominated revenues in the fourth quarter and year-to-date period of the current fiscal year (other than revenues from the Farncombe business acquired in the third quarter of fiscal 2015). Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation, is not in accordance with GAAP and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s loss from operations, net loss, net loss per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to generate sufficient cash flow from operations and obtain sufficient financing to pay our promissory note issued to Elutions if called for redemption by Elutions, our ability to successfully implement our strategic relationship with Elutions, conditions in the industry sectors that the Company serves, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to retain the limited number of large clients that constitute a major portion of our revenues, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I and "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as may be required by law.

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenues	$15,188	$22,200	$71,739	$78,344

Cost of services	9,714	14,258	46,842	50,252
Inventory impairment	264	2,075	264	2,375
Gross Profit	5,210	5,867	24,633	25,717

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $80 and $(139) for the thirteen weeks ended December 31, 2016 and January 2, 2016, respectively, and $302 and $372 for the fifty-two weeks ended December 31, 2016 and January 2, 2016, respectively)	5,597	8,359	27,629	31,923
Goodwill impairment	—	—	10,830	—

Loss from operations	(387)	(2,492)	(13,826)	(6,206)
Other income (expense):
Interest expense, net	(74)	(61)	(264)	(228)
Change in fair value of warrants and derivative liabilities	(83)	(4)	(18)	(615)
Incentive warrants expense	(10)	(6)	(53)	(63)
Other expense (income)	(15)	7	30	7
Total other expense	(182)	(64)	(305)	(899)
Loss before income taxes	(569)	(2,556)	(14,131)	(7,105)
Income tax benefit (provision)	469	(214)	248	(586)
Net loss	$(100)	$(2,770)	$(13,883)	$(7,691)

Net loss per common share:

Diluted	$(0.01)	$(0.32)	$(1.61)	$(0.91)

Weighted average shares used in calculation of net loss per common share:
Diluted	8,640	8,713	8,639	8,413

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2016	January 2, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,131	$6,879
Accounts receivable, net	13,680	16,556
Inventory, net	362	625
Prepaid and other current assets	1,591	1,754
Total current assets	19,764	25,814

NONCURRENT ASSETS:
Property and equipment, net	2,056	2,511
Goodwill	—	11,071
Intangible assets, net	557	996
Deferred income tax assets	—	509
Other noncurrent assets	324	458
Total Assets	$22,701	$41,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,704	$3,253
Current borrowings	3,269	3,269
Liability for derivatives	970	952
Accrued payroll, bonuses and related expenses	3,752	5,125
Contingent consideration liability	1,903	—
Deferred revenue	1,327	1,551
Secured borrowing	768	—
Other accrued liabilities	2,117	2,251
Total current liabilities	15,810	16,401

NONCURRENT LIABILITIES:
Deferred revenue	471	407
Deferred income tax liabilities	—	780
Contingent consideration liability	—	2,176
Other noncurrent liabilities	588	952
Total noncurrent liabilities	1,059	4,315

TOTAL STOCKHOLDERS' EQUITY	5,832	20,643
Total Liabilities and Stockholders’ Equity	$22,701	$41,359

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Fifty-Two Weeks Ended
	December 31, 2016	January 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,883)	$(7,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	1,295	1,160
Goodwill impairment	10,830	—
Other, net	406	4,080
Changes in operating assets and liabilities, net	(1,003)	(207)

Net cash used in operating activities	(2,355)	(2,658)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(295)	(1,747)
Acquisition of property and equipment	(716)	(1,006)

Net cash used in investing activities	(1,011)	(2,753)

CASH FLOWS FROM FINANCING ACTIVITIES:
Secured borrowing	768	—
Repurchase of common stock	—	(263)
Put option exercise	(85)	(405)
Issuance of common stock	21	82

Net cash provided by (used in) financing activities	704	(586)

Effect of exchange rate on cash and cash equivalents	(86)	(123)

Net decrease in cash and cash equivalents	(2,748)	(6,120)
Cash and cash equivalents, beginning of period	6,879	12,999
Cash and cash equivalents, end of period	$4,131	$6,879

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED
INCOME (LOSS) FROM OPERATIONS AND GAAP NET LOSS
TO NON-GAAP ADJUSTED NET LOSS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Reconciliation of GAAP loss from operations to non-GAAP adjusted income (loss) from operations:
GAAP loss from operations	$(387)	$(2,492)	$(13,826)	$(6,206)
Depreciation	235	235	994	952
Amortization of intangible assets	66	125	301	208
Non-cash share based compensation expense	80	(139)	302	372
Goodwill impairment	—	—	10,830	—
Fair value adjustment to contingent consideration	(38)	277	(273)	255
Inventory adjustment	108	2,075	264	2,375
Accrued executive severance and related costs	80	—	1,012	821
Lease expense for discontinuation of office space	(39)	78	(39)	334
Acquisition-related expenses	—	41	—	697
Foreign currency exchange loss on note payable	164	75	592	171
Adjustments to GAAP loss from operations	656	2,767	13,983	6,185
Non-GAAP adjusted income (loss) from operations	$269	$275	$157	$(21)
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(100)	$(2,770)	$(13,883)	$(7,691)
Depreciation	235	235	994	952
Amortization of intangible assets	66	125	301	208
Non-cash share based compensation expense	80	(139)	302	372
Goodwill impairment	—	—	10,830	—
Fair value adjustment to contingent consideration	(38)	277	(273)	255
Inventory adjustment	108	2,075	264	2,375
Accrued executive severance and related costs	80	—	1,012	821
Lease expense for discontinuation of office space	(39)	78	(39)	334
Acquisition-related expenses	—	41	—	697
Change in fair value of derivative liabilities	83	4	18	615
Foreign currency exchange loss on note payable	164	75	592	171
Incentive warrants expense	10	6	53	63
Tax effect of applicable non-GAAP adjustments (1)	(901)	(18)	(934)	(42)
Adjustments to GAAP net loss	(152)	2,759	13,120	6,821
Non-GAAP adjusted net loss	$(252)	$(11)	$(763)	$(870)

Exhibit 99.1

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net loss per diluted common share:
GAAP net loss per diluted common share	$(0.01)	$(0.32)	$(1.61)	$(0.91)
Depreciation	0.03	0.03	0.12	0.11
Amortization of intangible assets	—	0.01	0.03	0.03
Non-cash share based compensation expense	0.01	(0.02)	0.03	0.04
Goodwill impairment	—	—	1.25	—
Fair value adjustment to contingent consideration	(0.01)	0.03	(0.03)	0.03
Inventory adjustment	0.01	0.24	0.03	0.28
Accrued executive severance and related costs	0.01	—	0.12	0.10
Lease expense for discontinuation of office space	—	0.01	—	0.04
Acquisition-related expenses	—	0.01	—	0.08
Change in fair value of derivative liabilities	0.01	—	—	0.07
Foreign currency exchange loss on note payable	0.02	0.01	0.07	0.02
Incentive warrants expense	—	—	0.01	0.01
Tax effect of applicable non-GAAP adjustments (1)	(0.10)	—	(0.11)	—
Adjustments to GAAP net loss per diluted common share	(0.02)	0.32	1.52	0.81
Non-GAAP adjusted net loss per diluted common share	$(0.03)	$—	$(0.09)	$(0.10)
Weighted average shares used in calculation of Non-GAAP adjusted net loss per diluted common share	8,640	8,713	8,639	8,413

 (1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES
TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 31, 2016	January 2, 2016	Year-Over- Year Growth (Decrease)	December 31, 2016	January 2, 2016	Year-Over- Year Growth
Non-GAAP Constant Currency Revenues Reconciliation (1),(2)
GAAP revenues, as reported	$15,188	$22,200	(31.6)%	$71,739	$78,344	(8.4)%
Foreign currency exchange impact on fiscal 2016 revenues using fiscal 2015 average rates (2)	1,739			4,052
Non-GAAP revenues, at constant currency	$16,927	$22,200	(23.8)%	$75,791	$78,344	(3.3)%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen weeks and fifty-two weeks ended January 2, 2016 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. The change in Non-GAAP constant currency revenues (expressed as a percentage) is calculated by determining the increase (decrease) in non-GAAP constant currency revenues for the fourth quarter of fiscal 2016 and for fiscal 2016 compared to GAAP revenues for the prior year periods.

(2) The calculation of the foreign currency exchange impact on our fiscal 2016 revenues excludes the impact of the Farncombe acquisition on July 22, 2015. Revenues for the Farncombe entities are included in our GAAP revenues, as reported, from the date of acquisition.